UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2024

Rithm Capital Corp.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35777			45-3449660
(Commission File Number)			(IRS Employer Identification No.)

799 Broadway	New York	New York	10003
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code (212) 850-7770

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbols:	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	RITM	New York Stock Exchange
7.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	RITM PR A	New York Stock Exchange
7.125% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	RITM PR B	New York Stock Exchange
6.375% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	RITM PR C	New York Stock Exchange
7.00% Fixed-Rate Reset Series D Cumulative Redeemable Preferred Stock	RITM PR D	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition.
On October 29, 2024, Rithm Capital Corp. (the “Company”) issued a press release announcing the Company’s results for its fiscal quarter ended September 30, 2024. A copy of the Company’s press release is attached to this Current Report on Form 8-K (the “Current Report”) as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 2.02 disclosure.

The press release is being furnished, not filed, pursuant to this Item 2.02 of this Current Report and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, unless expressly set forth as being incorporated by reference into such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

In connection with his appointment as Managing Director of the Company, Andrew Sloves resigned from his position as a director of the Company on October 28, 2024, effective as of November 1, 2024.

Appointment of Director

On October 28, 2024, on the recommendation of the Nominating and Corporate Governance Committee (the “Nominating Committee”) of the board of directors (the “Board”) of the Company, the Board elected William D. Addas as an independent director of the Company, effective as of November 1, 2024, in order to fill the vacancy resulting from the previously announced decision by Pamela F. Lenehan not to run for re-election at the 2023 annual meeting of stockholders. Mr. Addas will serve as a Class I director with a term expiring at the 2026 annual meeting of stockholders of the Company. The Board also appointed Mr. Addas as a member of the Audit Committee and the Compensation Committee of the Board, effective as of November 1, 2024.

Additionally, on October 28, 2024, on the recommendation of the Nominating Committee, the Board elected Ranjit M. Kripalani as an independent director of the Company, effective as of November 1, 2024, in order to fill the vacancy resulting from the resignation of Andrew Sloves, effective as of November 1, 2024. Mr. Kripalani will serve as a Class III director with a term expiring at the 2025 annual meeting of stockholders of the Company. The Board also appointed Mr. Kripalani as a member and the chairperson of the Mortgage Regulatory Compliance Committee and a member of the Nominating and Corporate Governance Committee, effective as of November 1, 2024.

As of the date of the appointment, neither Mr. Addas nor Mr. Kripalani has a material interest in any transactions required to be reported under Item 404(a) of Regulation S-K.

Each of Messrs. Addas and Kripalani will receive the standard annual Board compensation for non-employee directors for 2024, pro-rated. In connection with their election, each of Messrs. Addas and Kripalani entered into the Company’s customary indemnification agreement with the Company.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release announcing the elections of Mr. Ranjit Kripalani and Mr. William Addas to the Board is attached as Exhibit 99.2 hereto.

The press release is being furnished, not filed, pursuant to this Item 7.01 of this Current Report and shall not be deemed to be filed for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, unless expressly set forth as being incorporated by reference into such filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release, dated October 29, 2024, issued by Rithm Capital Corp.
99.2	Press release, dated October 29, 2024, issued by Rithm Capital Corp.
104	Cover Page Interactive Data File — the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITHM CAPITAL CORP.
(Registrant)

/s/ Nicola Santoro, Jr.
Nicola Santoro, Jr.
Chief Financial Officer and Chief Accounting Officer

Date: October 29, 2024